EXHIBIT 23.1

TINSLEY LABORATORIES, INC.

CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report on Form 10-KSB of Tinsley Laboratories, Inc. of our report dated March 14, 1997, included in the Annual Report to Shareholders of Tinsley Laboratories, Inc. for the year ended December 29, 1996.


Ernst & Young LLP


San Francisco, California
March 28, 1997